                                EXHIBIT (15)(a)

                                                      [ANDERSEN LOGO]


                                                                 Exhibit (15)(a)


                                                      ARTHUR ANDERSEN LLP

                                                      Suite 2700
                                                      500 Woodward Avenue
                                                      Detroit MI 48226-3424

April 30, 2002                                        Tel 313 596 9000
                                                      Fax 313 596 9055

                                                      www.andersen.com

CMS Energy Corporation:

We are aware that CMS Energy Corporation has incorporated by reference in its Registration Statements No. 33-55805, No. 33-60007, No. 333-27849, No.
333-32229, No. 333-37241, No. 333-45556, No. 333-51932, No. 333-52560, No.
333-58686, No. 333-74958, and No. 333-76347 its Form 10-Q for the quarter ended
March 31, 2002, which includes our report dated April 30, 2002 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


Very truly yours,


[ARTHUR ANDERSEN LLP SIGNATURE]